Exhibit 99.1

VAALCO ENERGY PROVIDES OPERATIONAL UPDATE AND POSTS NEW INVESTOR PRESENTATION TO WEB SITE

TOTAL COMPANY NET PRODUCTION CONTINUES TO AVERAGE 4,600 BARRELS OF OIL EQUIVALENT PER DAY

HOUSTON – January 25, 2017 – VAALCO Energy, Inc. (NYSE: EGY) (“VAALCO” or the “Company”) today provided an operational update that reported strong fourth quarter and full year 2016 production results.

Production for the fourth quarter of 2016 averaged approximately 3,650 barrels of oil equivalent per day (BOEPD), above the previously provided guidance range of 3,300 to 3,600 BOEPD. Fourth quarter volumes include production from the acquisition of an additional 3.23% participating interest (2.98% working interest) in the Etame Marin Permit from Sojitz Etame Limited for the month of December after closing the transaction in November.

Full year 2016 production was approximately 4,200 BOEPD, at the high end of the full year guidance range of 3,900 to 4,300 BOEPD.  As previously announced on January 5, following the successful completion of workover operations on the Avouma Platform offshore Gabon, Company production averaged approximately 4,600 BOEPD and has remained at those levels throughout the month of January. A new investor presentation has been uploaded to the Company’s website at www.vaalco.com detailing the progress made since the third quarter conference call in early November.

Cary Bounds, VAALCO’s Chief Executive Officer commented, “Following our successful well intervention campaign to quickly and efficiently replace down-hole pumps utilizing a hydraulic workover unit, our net production has risen to approximately 4,600 barrels of oil equivalent per day.  With fourth quarter 2016 production coming in above the guidance range and full year 2016 production near the top of the range, we continue to demonstrate our focus on delivering production from our world class Etame asset offshore Gabon. We will build on our strategic and operational successes while remaining focused on pursuing value adding growth opportunities in this improving commodity price environment.”

About VAALCO

VAALCO Energy, Inc. is a Houston-based independent energy company principally engaged in the acquisition, development and production of crude oil. The Company's properties and acreage are located primarily in Gabon and Equatorial Guinea in West Africa.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those concerning VAALCO's plans, expectations, and objectives for liquidity and capital resources, future drilling, completion, workover and other operations and activities. All statements, other than statements of historical facts, included in this release that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include expected capital expenditures, future drilling plans, prospect evaluations, liquidity, negotiations with governments and third parties, expectations regarding processing facilities, and reserve growth. These statements are based on assumptions made by VAALCO based on its experience, perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO's control. These risks include, but are not limited to oil and gas price volatility, inflation, general economic conditions, the Company's success in discovering, developing and producing reserves, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign operational risks, and regulatory changes. These and other risks are further described in VAALCO's annual report on Form 10-K for the year ended December 31, 2015, subsequent quarterly reports on Form 10-Q, and other reports filed with the SEC. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information: Investor Contact Elizabeth Prochnow 713-623-0801